UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2011
RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 571-9800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into a Tax Benefit Preservation Plan is incorporated into this Item 1.01 by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The Board of Directors (the “Board”) of Rentech, Inc. (the “Company”) has approved a Tax Benefit Preservation Plan between the Company and Computershare Trust Company, N.A., as rights agent (as amended from time to time, the “Plan”), dated August 5, 2011.
As of the date of this Current Report on Form 8-K, the Company has accumulated substantial operating losses. By adopting the Plan, the Board is seeking to protect the Company’s ability to carry forward its net operating losses (collectively, “NOLs”). For federal and state income tax purposes, the Company may “carry forward” NOLs in certain circumstances to offset current and future taxable income, which will reduce future federal and state income tax liability, subject to certain requirements and restrictions. However, if the Company were to experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to utilize these NOLs to offset future taxable income could be significantly limited. Generally, an “ownership change” would occur if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period.
The Plan is intended to act as a deterrent to any person acquiring 4.99% or more of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), or any existing 4.99% or greater holder from acquiring more than an additional 1% of the then outstanding Common Stock, in each case, without the approval of the Board and to thus mitigate the threat that stock ownership changes present to the Company’s NOL asset. The Plan includes procedures whereby the Board will consider requests to exempt certain acquisitions of Common Stock from the applicable ownership trigger if the Board determines that the acquisition will not limit or impair the availability of the NOLs to the Company.
The Plan specifying the terms of the Rights, the related Articles of Amendment to the Articles of Incorporation of the Company and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report. The following summary provides only a general description of the Plan and related documents, and is qualified in its entirety by reference to such exhibits.
Dividend of Preferred Stock Purchase Rights
In connection with its adoption of the Plan, the Board declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of Common Stock of the Company outstanding at the close of business on August 19, 2011 (the “Record Date”). Each Right will entitle the registered holder, after the Rights become exercisable and until expiration, to purchase from the Company one ten-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock, par value $10.00 per share (the “Preferred Stock”), at a price of $3.75 per one ten-thousandth of a share of Preferred Stock, subject to certain anti-dilution adjustments (the “Purchase Price”).
One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them at the close of business on August 19, 2011. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has reserved 45,000 shares of Preferred Stock for issuance upon exercise of the Rights.

Transfer, “Flip In” and Exercise of Purchase Rights
Until the earlier to occur of (i) the close of business on the tenth business day following a public announcement that a person or group has acquired, or obtained the right to acquire, Beneficial Ownership (as used herein, the phrase “Beneficial Ownership” and like phrases have the meanings set forth in the Plan) of 4.99% or more of the Common Stock (an “Acquiring Person”) or (ii) the close of business on the tenth business day following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a person or group of 4.99% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, or, with respect to uncertificated Common Stock registered in book entry form, by notation in book entry, in either case together with a copy of the Summary of Rights attached as Exhibit C to the Plan. The Board can postpone the Distribution Date in certain circumstances. Shares held by persons participating in a group are deemed to be Beneficially Owned by all persons treated as the same entity for purposes of Section 382 of the Code.
The Plan provides that any person who Beneficially Owned 4.99% or more of the Common Stock as of the first public announcement of the adoption of the Plan (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Plan unless the Existing Holder becomes the Beneficial Owner of (x) a percentage of the Common Stock of the Company then outstanding that is greater than 1% more than the aggregate percentage of the outstanding Common Stock that such Existing Holder Beneficially Owns as of the date of the Plan or (y) less than 4.99% of the Common Stock of the Company then outstanding (after which, if the Existing Holder becomes the Beneficial Owner of 4.99% or more of the Common Stock of the Company then outstanding, the Existing Holder shall be deemed to be an “Acquiring Person”).
The Rights will be transferred only with the Common Stock until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights). After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire, unless earlier redeemed or exchanged by the Company or terminated, on the earliest to occur of: (i) August 5, 2014, subject to the Company’s right to extend such date, (ii) August 5, 2012 if stockholder approval of the Plan has not been obtained by that date, or (iii) the time at which the Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes. The Rights do not have any voting rights.
Rights and Preferences of Preferred Stock
Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 or (ii) 10,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $10,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of the Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions.

The Purchase Price payable, and the number of one ten-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).
Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of the Company other than the rights such holder has as a result of its ownership of Common Stock.
Merger, Exchange or Redemption of Purchase Rights
In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person and shares of the Common Stock were not changed or exchanged in such merger, each holder of a Right, other than Rights that are or were acquired or Beneficially Owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.
At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).
The Rights may be redeemed in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Plan
Any of the provisions of the Plan may be amended by the Board for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person).
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors of the Company has adopted and approved the Articles of Amendment to the Company’s Articles of Incorporation (the “Amendment”), dated August 5, 2011. The Amendment was approved in connection with the adoption of the Plan and the issuance of the Rights and designates the shares of Preferred Stock as a series of preferred stock of the Company. See Item 3.03 above for a description of the Preferred Stock, the Plan and the Rights. The Amendment is incorporated herein by reference as an exhibit to this Current Report. The description of the Amendment and the Preferred Stock is qualified in its entirety by reference to such exhibit.
Item 8.01 Other Events
Expansion Projects
The information below provides a summary with respect to certain expansion projects being evaluated by Rentech Energy Midwest Corporation, a subsidiary of the Company (“REMC”).
•	Urea Expansion. REMC is evaluating an expansion project to increase its urea production capacity by approximately 13%, or 50 tons per day. The additional urea could be marketed as liquid urea or upgraded into urea ammonium nitrate solution, both of which sell at a premium to ammonia per nutrient ton. The additional urea also could be blended and sold into the diesel exhaust fluid (“DEF”) market to further diversify the nitrogen product mix at the facility in East Dubuque, Illinois owned by REMC in the event REMC pursues the DEF build-out described below.
•	Diesel Exhaust Fluid Build-Out. In conjunction with evaluating its urea expansion project, REMC is evaluating the installation of mixing, storage and load-out equipment that would enable it to produce and sell DEF from the urea produced at its facility. DEF is a urea-based chemical reactant that is intended to reduce nitrogen oxide emissions in the exhaust systems of certain diesel engines of trucks and off-road farm and construction equipment. As an industrial product, DEF would diversify REMC’s product mix and its potential customer base. REMC believes that there is an expanding market for DEF, with the potential for long-term off-take contracts on favorable terms.
•	Ammonia Capacity Expansion. In response to increased consumption of ammonia in REMC’s market over the last 10 years, REMC has commenced an expansion project at its facility that is designed to increase ammonia production capacity and ammonia available for sale at the facility. REMC has obtained the construction permit for this project and commenced work on certain long lead-time items. REMC will continue to evaluate the market to determine the benefits of the expansion project. The completion of this project will require the finalization of ongoing engineering work and the ongoing funding of the project.

Risk Factors
The risk factors included in Exhibit 99.3 to this report update and supplement the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Rentech, Inc.

4.1
Tax Benefit Preservation Plan, dated as of August 5, 2011, Rentech, Inc. and Computershare Trust Company, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated August 5, 2011.

99.2	Press Release, dated August 5, 2011.

99.3	Risks Related to Our Nitrogen Fertilizer Business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: August 5, 2011	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Rentech, Inc.

4.1
Tax Benefit Preservation Plan, dated as of August 5, 2011, Rentech, Inc. and Computershare Trust Company, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated August 5, 2011.

99.2	Press Release, dated August 5, 2011.

99.3	Risks Related to Our Nitrogen Fertilizer Business.